EXHIBIT 99.1

Media Relations Contact: Jenny Fouracre 734-930-3620 jenny.fouracre@dominos.com

FOR IMMEDIATE RELEASE

Domino’s® Announces Leadership Succession Plan

Ritch Allison to Retire; Will Continue Serving as CEO Through April 30, 2022

Board Appoints Russell Weiner, Current COO and President Domino’s U.S., as Successor

Sandeep Reddy Named Chief Financial Officer Effective April 1, 2022

ANN ARBOR, Mich., March 1, 2022 – Domino’s Pizza, Inc. (NYSE: DPZ) today announced that Ritch Allison has informed the Board of Directors of his intention to retire from the Company. Mr. Allison will continue to serve as Chief Executive Officer through April 30, 2022 and will remain on the Domino’s Board of Directors until the Company’s 2022 Annual Meeting of Shareholders on April 26, 2022. The Board has appointed Russell Weiner, Domino’s Chief Operating Officer and President – Domino’s U.S., to succeed Mr. Allison as the Company’s next CEO, effective May 1, 2022. Mr. Weiner will stand for election to the Board at the upcoming Annual Meeting of Shareholders. Mr. Allison will continue to provide his guidance and expertise to the Company in an advisory capacity until he retires from Domino’s on July 15, 2022. In connection with today’s announcement, David A. Brandon will transition from Chairman of the Board to the newly established position of Executive Chairman, effective May 1, 2022.

Mr. Weiner has served as Chief Operating Officer and President – Domino’s U.S. since July 2020. In this role, Mr. Weiner has overseen the U.S. business for Domino’s, as well as the global centers of excellence teams responsible for marketing, operations, store growth and development, franchise relations, analytics and insights and e-commerce. Since joining Domino’s as Executive Vice President – Chief Marketing Officer in 2008, he has been integral to driving results in the U.S. During Mr. Weiner’s tenure, the Company’s annual U.S. retail sales have grown from approximately $3 billion to more than $8 billion. In addition, digital mix has grown from 11.5% of U.S. sales to more than 75%, U.S. store count has grown over 25% and Domino’s U.S. market share of QSR pizza has more than doubled. Mr. Weiner also led the Company’s Pizza Turnaround campaign, central to the success of the Domino’s brand.

Mr. Allison said, “Serving at Domino’s for more than a decade, including the last four years as CEO, has been the privilege of a lifetime. During that time, we and our franchises have achieved tremendous growth and today the Domino’s brand is as strong as ever. While there is much that I will remember fondly, I am most proud of the culture that ties us all together – the “sauce in our veins” that makes Domino’s so special. Domino’s has the best franchisees in the world and I am grateful for them, along with our incredible store managers, and team members. With Russell as CEO and with the addition of Sandeep as CFO, supported by the rest of our leadership team, I am comfortable and confident stepping aside, knowing that Domino’s has strong leaders who are passionate and committed to our business. I look forward to watching the Company continue to grow under their guidance.”

Mr. Brandon commented, “We are fortunate to have a talented and experienced leader like Russell to move into the CEO role. Russell’s strategic and operational capabilities have been demonstrated consistently over his many years of service to our company. He has played a pivotal leadership role in driving innovation and transforming many aspects of the Domino’s brand during his tenure, including reinventing Domino’s menu and advertising. He has a passion for our brand and company and a vision for our continued expansion and success worldwide. As we enter a new phase of growth for the Company, we believe Russell’s energy, inspirational leadership style and earned respect of our Team Members and Franchisees make him the right choice to take Domino’s forward.”

Mr. Brandon added, “On behalf of the Board and the Company, I want to thank Ritch for his many contributions to Domino’s. Ritch’s dedication to the Company is second to none, and throughout his tenure as CEO, he has been a force for positive change in all aspects of the organization. This includes opening approximately 4,000 new stores, expanding the brand to over 90 global markets, and increasing global retail sales by over $5 billion. Domino’s is well positioned as we enter this next phase of growth. We appreciate Ritch’s continued involvement as an advisor as we ensure a smooth transition.”

Mr. Weiner said, “I am honored to lead this great company and brand that I love. Domino’s became the #1 pizza company in the world through a relentless focus on our customers and every aspect of their pizza experience. That focus is as strong as ever and I am excited to work with our talented leaders, team members and franchisees to deliver the next phase of Domino’s growth. I thank Ritch for his leadership and collaboration and look forward to working with him to ensure a seamless transition.”

In addition, the Company announced that Sandeep Reddy has been appointed as Domino’s next Chief Financial Officer, effective April 1, 2022.

As CFO of Six Flags, Mr. Reddy led the company’s emergence from the pandemic with strong financial results in 2021 and also served as a strategic thought partner to the CEO and the leadership team in strategy development. Prior to that, as CFO of Guess?, Inc., Mr. Reddy, along with the management team, led a turnaround of financial results with strong improvement in revenue, profitability, and shareholder value.

Mr. Brandon concluded, “Sandeep is a proven executive who brings nearly three decades of global leadership experience in consumer facing businesses. His financial acumen and expertise in operations, strategy, technology and management make him a natural choice to serve as our next CFO. Ritch and Russell partnered well together in the recruitment and selection of Sandeep, and together with the Board, we are confident that Sandeep will be integral in helping Russell and the rest of the Leadership Team drive continued growth and success for Domino’s into the future.”

Mr. Reddy said, “I have had the privilege of working with many great brands over my career and I am thrilled with this opportunity to now work with what I believe is a truly iconic global brand with enormous growth potential. With the strong financial foundation and talented leadership team already in place at Domino’s, I am confident in the Company’s prospects for continued value creation and look forward to partnering with Russell and the Leadership Team as we chart our roadmap for the journey ahead.”

About Russell Weiner

Russell Weiner has served as Chief Operating Officer and President – Domino’s U.S. since July 2020. Mr. Weiner was first named to the newly-created position of Chief Operating Officer and President of the Americas in July 2018. Prior to becoming Chief Operating Officer, Mr. Weiner served as president of Domino’s USA from October 2014 to July 2018, after joining the company as Executive Vice President – Chief Marketing

Officer in 2008. Since joining Domino’s as Executive Vice President – Chief Marketing Officer in 2008, he has been integral to driving results in the U.S. During Mr. Weiner’s tenure, the Company’s U.S. retail sales have grown from approximately $3 billion to more than $8 billion. In addition, digital mix has grown from 11.5% of U.S. sales to more than 75%, U.S. store count has grown over 25% and Domino’s U.S. market share of QSR Pizza has more than doubled. Weiner also led the creation of the “pizza theater” store design, the development of a new logo for the brand and oversaw the creation of the DXP pizza delivery vehicle.

Prior to joining Domino’s in 2008, Mr. Weiner led the marketing for Pepsi’s North American cola business. Mr. Weiner also serves on the board of directors of The Clorox Co. Mr. Weiner earned a Bachelor of Arts in government from Cornell University, and an MBA in marketing and international business from New York University’s Stern School of Business.

About Sandeep Reddy

Sandeep Reddy currently serves as Executive Vice President and Chief Financial Officer of Six Flags. Prior to that, he served as Chief Financial Officer of Guess?, Inc., a contemporary clothing and accessories retailer, from July 2013 through December 2019. Before that, he served as Vice President and European Chief Financial Officer of Guess, where he was responsible for all aspects of Guess’ European finance functions, including financial planning, treasury, accounting, and tax from 2010 to 2013. From 1997 to 2010, Mr. Reddy served in a number of positions of increasing responsibility for Mattel Inc., a leading global toy manufacturer, ultimately serving as Vice President Finance and Supply Chain for the SEUR (France, Spain, Portugal, Italy) cluster. Mr. Reddy has a BA (Honors) in Economics from Delhi University and an M.B.A. from Cornell University.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 18,800 stores in over 90 markets. Domino’s had global retail sales of nearly $17.8 billion in 2021, with over $8.6 billion in the U.S. and over $9.1 billion internationally. In the fourth quarter of 2021, Domino’s had global retail sales of over $5.5 billion, with over $2.6 billion in the U.S. and nearly $2.9 billion internationally. Its system is comprised of independent franchise owners who accounted for 98% of Domino’s stores as of the end of the fourth quarter of 2021. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2021 from digital channels. In the U.S., Domino’s generated more than 75% of U.S. retail sales in 2021 via digital channels and has developed several innovative ordering platforms, including those for Google Home, Facebook Messenger, Apple Watch, Amazon Echo, Twitter and more. In 2019, Domino’s announced a partnership with Nuro to further its exploration and testing of autonomous pizza delivery. In mid-2020, Domino’s launched a new way to order contactless carryout nationwide – via Domino’s Carside Delivery®, which customers can choose when placing a prepaid online order.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.

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